Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated April 21, 2014 relating to the financial statements and financial highlights which appear in the February 28, 2014 Annual Reports to Shareholders of iShares 10+ Year Credit Bond ETF, iShares 10-20 Year Treasury Bond ETF, iShares 1-3 Year Credit Bond ETF, iShares 1-3 Year Treasury Bond ETF, iShares 20+ Year Treasury Bond ETF, iShares 3-7 Year Treasury Bond ETF, iShares 7-10 Year Treasury Bond ETF, iShares Agency Bond ETF, iShares Core U.S. Credit Bond ETF (formerly the iShares Credit Bond ETF), iShares Government/Credit Bond ETF, iShares Intermediate Credit Bond ETF, iShares Intermediate Government/Credit Bond ETF, iShares MBS ETF, iShares Short Treasury Bond ETF, iShares Core Long-Term USD Bond ETF (formerly the iShares Core Long-Term U.S. Bond ETF), iShares Core U.S. Aggregate Bond ETF (formerly the iShares Core Total U.S. Bond Market ETF), iShares iBoxx $ High Yield Corporate Bond ETF, iShares iBoxx $ Investment Grade Corporate Bond ETF, iShares California AMT-Free Muni Bond ETF, iShares National AMT-Free Muni Bond ETF, iShares New York AMT-Free Muni Bond ETF and iShares Short-Term National AMT-Free Muni Bond ETF, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

June 23, 2014